                                                                    EXHIBIT 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended immediately to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services Act of 1986 or other appropriate adviser.

This Form of Acceptance should be read in conjunction with the accompanying offer document dated 16 October 2001 ("Offer Document"). The definitions used in the Offer Document apply in this Form of Acceptance. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by each Huntingdon Shareholder.

If you have sold or otherwise transferred all of your Huntingdon Shares, please send this Form of Acceptance, the Offer Document and any related documents as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into Canada, Japan or Australia.

The Offer, is not being made, directly or indirectly, in or into, or by use of the mails or any means of instrumentality (including, without limitation, facsimile transmission, telex or telephone) or interstate or foreign commerce of, or any facilities of a national securities exchange of Canada, Australia or Japan. Any Form of Acceptance received in an envelope post marked in Canada, Australia or Japan or otherwise appearing to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Offer.

________________________________________________________________________________

                   FORM OF ACCEPTANCE, AUTHORITY AND ELECTION

                               Recommended Offer

                                       by

                          Life Sciences Research, Inc.

    for the whole of the issued and to be issued ordinary share capital of

                       Huntingdon Life Sciences Group plc
________________________________________________________________________________


                            PROCEDURE FOR ACCEPTANCE

-- This Form of Acceptance is for use by holders of Huntingdon Shares. Holders of Huntingdon ADSs must use a Letter of Transmittal to accept the Offer. If you have received an incorrect form with which to accept the Offer or require additional forms contact the Company at the address below.

-- To accept the Offer in respect of Huntingdon Shares, use this Form of Acceptance and follow the instructions and notes for guidance set out on pages 2 and 4. All Huntingdon Shareholders who are individuals must sign the Form of Acceptance in the presence of a witness who must also sign where indicated. If you hold Huntingdon Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

-- Please return this Form of Acceptance, duly completed and signed (and accompanied by your share certificate(s) and/or other document(s) of title) by post to The Receiving Agent, PO Box 353, Alconbury, Huntingdon, Cambridgeshire PE28 4BR, United Kingdom as soon as possible, but in any event so as to be received by no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time) on 13 November 2001.

-- If your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to be received no later than 3:00 p.m. (London time) 10:00 a.m. (New York City time) on 13 November 2001 and the share certificate(s) and/or other document(s) of title or an indemnity satisfactory to Life Sciences Research, Inc. should be lodged as soon as possible thereafter with the Company at the address set out above.

-- Please read Appendix I to the Offer Document, the terms of which are incorporated in and form part of this Form of Acceptance.

________________________________________________________________________________

               DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

                    HOW TO COMPLETE THIS FORM OF ACCEPTANCE
  The provisions of Appendix 1 to the Offer Document are Incorporated into and form part of this Form of Acceptance.
-------------------------------------------------------------------------------
[1]  The Offer
     To accept the Offer, insert in Box [1] the total number of Huntingdon Shares for which you wish to accept the Offer. You must also sign Box [2] which will constitute your acceptance of the Offer, and complete Box [3]. If applicable, you should also complete Box [5].

     If no number or a number greater than your registered holding of Huntingdon Shares is inserted in Box [1] and you have signed Box [2], you will be deemed to have inserted in Box [1] and to have accepted the Offer in respect of your entire registered holding of Huntingdon Shares (being your entire holding under the name and address specified in Box [3]). If you put "No" in Box [4] you may be deemed not to have accepted the Offer.

                                                              COMPLETE HERE -- >
-------------------------------------------------------------------------------
[2]  Signatures
     You must sign Box [2] regardless of which other box(es) you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder must sign in the presence of a witness. The witness must be over 18 years of age and must not be one of the joint registered holders. The same witness may witness each signature of the joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance.

     A company may either execute under seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations or, if applicable, in accordance with Section 36A of the Companies Act 1985.

                                                                  SIGN HERE -- >
-------------------------------------------------------------------------------
[3]  Full name(s) and address(es)

     Complete Box [3] with the full name and address of the sole or first-named registered holder together with the full names and addresses of all other joint holders (if any) in BLOCK CAPITALS.

     Unless you complete Box [5], the address of the first registered holder inserted in Box [3] will be the address to which your consideration will be sent. If the address inserted in Box [3] is in Canada, Japan or Australia, you must insert in Box [5] an alternative address outside Canada, Japan or Australia.

                                                              COMPLETE HERE -- >
-------------------------------------------------------------------------------
[4]  Overseas persons

     If you are unable to give the representations and warranties required by paragraph 1(e) of Part C of Appendix 1 to the Offer Document, YOU MUST PUT "NO" IN BOX [4].

     If you do not put "NO" in Box [4] you will be deemed to have given such representations and warranties.

                                                              COMPLETE HERE -- >
-------------------------------------------------------------------------------
[5]  Alternative Address for despatch of consideration and/or other documents

     If you wish the consideration and/or other documents to be sent to an address other than the address of the first named holder as put in Box [3] (e.g. your bank manager or stockbroker) you should complete Box [5]. Box [5] must also be completed by holders with registered addresses in Canada, Japan or Australia or holders who have completed Box [3] with an address in Canada, Japan or Australia. You must not insert in Box [5] an address in Canada, Japan or Australia.

                                                              COMPLETE HERE -- >
-------------------------------------------------------------------------------
[6]  Nature of consideration

     (a)  Form of consideration

     LSR intends to make arrangements to enable you to receive your LSR Voting Common Stock in dematerialised form. If you write "YES" in Box [6A] LSR will issue your consideration in dematerialised form and send you a statement of your account. You will not therefore receive an LSR share certificate.

     (b)  Changes in lieu of fractions of a share of LSR Voting Common Stock

     Holders of Huntingdon Shares will receive the payment due in lieu of any entitlement to a fraction of a share of LSR Voting Common Stock in Pounds Sterling. If you wish to state to receive such payment in US Dollars, write "YES" in Box [6B].

     The US Dollar equivalent will be calculated at a prevailing exchange rate chosen by LSR at the time of payment and LSR will not be liable to Huntingdon Shareholders or any other person in respect of the exchange rate utilised.

                                                              COMPLETE HERE -- >

                                     Page 3
                     ACCEPTANCE FORM RELATING TO THE OFFER

                                                                      FOR OFFICE
                                                                          USE
---------------------------------------------------------------------
     TO ACCEPT THE OFFER           Box [1] No. of Huntingdon Shares    TRANS NO
1    Complete Box [1] and Box [3]          for which you are
     and sign Box [2] in the               accepting the Offer.
     presence of a witness.
                                                                      HPP SHARES
---------------------------------------------------------------------1
2    INDIVIDUALS SIGN HERE TO ACCEPT THE OFFER         Box [2]       2

     Signed and delivered as a deed by:   Witnessed by:              T
     1.                                   1  Name                    O
       ----------------------                    ------------------- T
                                             Signature               A
                                                      -------------- L
                                             Address

                                             -----------------------
     2.                                   2  Name
       ----------------------                    -------------------
                                             Signature
                                                      --------------
                                             Address

                                             -----------------------
     3.                                   3  Name
       ----------------------                    -------------------
                                             Signature
                                                      --------------
                                             Address

                                             -----------------------
     4.                                   4  Name
       ----------------------                    -------------------
                                             Signature
                                                      --------------
                                             Address

                                             -----------------------

     Note: All holders of Huntingdon Shares who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign Box [2] in accordance with the instruction printed opposite. The witness must be over 18 years of age and must not be one of the joint registered holders.

     COMPANIES COMPLETE THIS SECTION TO ACCEPT THE OFFER

     Execution by a company

     Name of company
                    -----------------------------------------------------------


     *Executed and delivered as a deed under the common seal of the company named right.
     Executed and delivered as a deed by the company named right in the presence of/acting by:

     Signature of director                  Name of Director
                           ----------------                 --------------------

     Signature of director/secretary*
                                      -----------------------------------------

     Name of director/secretary*                            Affix seal here
                                 --------------------                  ---------
     *delete as appropriate
--------------------------------------------------------------------------------
3    FULL NAME(S) AND ADDRESS(ES)                                        Box [3]

     1. Forename(s)                     3. Forename(s)
                   -------------------                 ---------------------
        Surname (Mr/Mrs/Ms/Miss/Title)     Surname (Mr/Mrs/Ms/Miss/Title)

        ------------------------------     ---------------------------------
        Address                            Address
               -----------------------            --------------------------
                       Postcode                              Postcode
        ---------------        -------     ------------------        -------
     2. Forename(s)                     4. Forename(s)
                   -------------------                 ---------------------
        Surname (Mr/Mrs/Ms/Miss/Title)     Surname (Mr/Mrs/Ms/Miss/Title)

        ------------------------------     ---------------------------------
        Address                            Address
               -----------------------            --------------------------
                       Postcode                              Postcode
        ---------------        -------     ------------------        -------
     In case of querries please state your daytime telephone number

     -----------------------------------------------------------------------
--------------------------------------------------------------------------------
4    OVERSEAS SHAREHOLDERS                                                Box[4]

     Please put "NO" in Box [4] if you are unable to give
     the warranties relating to overseas shareholders in          [            ]
     paragraph 1(c) of Part C of Appendix 1 to the Offer
     Document.
--------------------------------------------------------------------------------
5    ALTERNATIVE ADDRESS                                                  Box[5]

     Address, if not as specified in Box [3] outside Canada,     Name
     Japan or Australia to which consideration is to be sent.        ----------
                                                                 Address

                                                                 --------------
                                                             Postcode
                                          ------------------          ---------
--------------------------------------------------------------------------------
6    NATURE OF CONSIDERATION                                             Box[6A]

     Please put "YES" in Box [6A] if you wish to receive your     [            ]
     consideration shares in dematerialised form.

                                                                         Box[6B]

     Please put "YES" in Box [6B] if you wish to receive any      [            ]
     payment in lieu of any entitlement to a fraction of a share of LSR Voting Common Stock in US dollars rather than pounds sterling.

       FURTHER NOTES ABOUT COMPLETING AND LODGING THIS FORM OF ACCEPTANCE


In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holding, by ALL the joint holders and each individual signature must be independently witnessed. A company must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors of the company signing the Form of Acceptance and a company incorporated outside England and Wales may sign in accordance with the laws of the relevant territory in which the relevant company is incorporated. In both cases, execution should be expressed to be by the company and each person signing the Form of Acceptance should state the office which he/she holds and insert the name of the company above or alongside his/her signature.

In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.   If a holder is away from home (e.g. abroad or on holiday)
     Send this Form of Acceptance and the Offer Document by the quickest means (e.g. air mail), but not in or into Canada, Japan or Australia, to the holder for execution or, if he/she has executed a power of attorney giving sufficient authority, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this of Form of Acceptance for noting (see Paragraph 7 below). No other signatures are acceptable.

2. If you have sold or transferred, or wish to sell or transfer, all or part of your Huntingdon Shares
     If you have sold all your Huntingdon Shares you should pass this Form of Acceptance together with the Offer Document and the reply paid envelope at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, this Form of Acceptance and the Offer Document should not be forwarded or transmitted in or into Canada, Japan or Australia. If you wish to sell part of your holding of Huntingdon Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 13 November 2001 you should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication in respect of the balance of your holding of Huntingdon Shares.

3.   If the sole holder has died
     If a grant of probate or letters of administration has/have been registered with the Company, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned by post to the Company at the address given on page 1. If a grant of probate or letters of administration has/have not been registered with the Company, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and return it with the share certificate(s) or other document(s) of title to the Company at the address given on page 1. However, the grant of probate or letters of administration must be lodged with the Company before the consideration due under the Offer can be forwarded to the personal representative(s).

4.   If one of the joint holders has died
     This Form of Acceptance must be signed by all the surviving holders in the presence of a witness, and lodged with the Company at the address given on page 1 with the share certificate(s) and/or other documents of title and accompanied by the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

5. If your share certificate(s) are held by your stockbroker, bank or some other agent
     Complete this Form of Acceptance and, if the share certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with the Company at the address given on page 1, accompanied by the share certificate(s) and/or other document(s) of title. If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to the Company at the address given on page 1 together with a note saying, for example, "Share certificate(s) to follow" and arrange for the share certificate(s) to be forwarded to the Company at the address given on page 1 as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6. If your share certificate(s) and/or other documents of title have been lost Complete this Form of Acceptance and lodge it, together with any share certificate(s) available, with the Company at the address given on page 1 accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other documents of title and requesting that they send you a letter of indemnity for completion. When completed, the letter of indemnity must be lodged with the Company at the address given on page 1 in support of this Form of Acceptance as soon as possible thereafter.

7.   If this Form of Acceptance is signed under a power of attorney
     The completed Form of Acceptance, together with the share certificate(s) and/or other documents of title, should be lodged with the Company at the address given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by the Company and returned as directed.

8. If your name or other particulars differ from those appearing on your share certificate(s), for example:
     (a)  Name on the certificate.......................James Smith
          Correct name..................................James John Smith

          Complete this Form of Acceptance with the correct name and lodge it with the Company at the address given on page 1 accompanied by your share certificate(s) and by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who has signed this Form of Acceptance are one and the same.

     (b)  Incorrect address on the share certificate(s)
          Write the correct address in Box [3] of this Acceptance Form.

     (c)  Change of name
          If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Acceptance Form for noting.

9.   If you are not resident in the United Kingdom or the United States
     The attention of Huntingdon Shareholders not resident in the UK or US is drawn, in particular, to paragraph 6 of part B of Appendix I to the Offer Document.

10.  If you have been sent the wrong form or require additional forms
     Holders of Huntingdon Shares must use a Form of Acceptance to accept the Offer. Holders of Huntingdon ADSs must use a Letter of Transmittal and, if applicable, a Notice of Guaranteed Delivery. If you have received an incorrect form or require any additional forms, you should contact the Company at the address given on page 1 or the US Depositary at the address set out at the back of the Offer Document.

     Without prejudice to Appendix 1 to the Offer Document, Life Sciences Research, Inc. reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In that event, no shares of LSR Voting Common Stock will be issued pursuant to the Offer until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Life Sciences Research, Inc. have been received by the Company at the address given on page 1. Notwithstanding that no share certificate(s) and/or other documents of title is/are delivered with this Form of Acceptance, the Form of Acceptance, if otherwise valid and accompanied by an appropriate endorsement or certification to the effect that the Huntingdon Shares referred to therein are available for acceptance and delivered to the Company at the address given on page 1 may be treated as valid for all purposes.